UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2007
Adams Respiratory Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51445	75-2725552

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
4 Mill Ridge Lane, Chester, New Jersey 07930

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 879-1400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Fiscal Year 2007 Bonuses for Named Executive Officers
     On August 24, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Adams Respiratory Therapeutics, Inc. (the “Company”) approved annual cash bonuses for the Company’s named executive officers for the fiscal year ended June 30, 2007. The bonus amounts were determined by multiplying the target award (a pre-established percentage of base salary) by a performance factor of 90%, which was based on the level of attainment of previously established business objectives for fiscal year 2007, and by making further adjustments as appropriate to reflect performance against previously established individual objectives. The resulting bonus awards are set forth in the following table.

Fiscal 2007
Named Executive Officer	Bonus
Michael J. Valentino, Chief Executive Officer and President	$540,000
Rita M. O’Connor, Chief Financial Officer and Treasurer	$143,501
Robert Casale, Chief Operating Officer	$187,782
John S. Thievon, Executive Vice President, Sales and Corporate Accounts	$117,998
Walter E. Riehemann, Executive Vice President, General Counsel, Compliance Officer and Secretary	$121,805
Approval of Fiscal Year 2008 Bonus Objectives for Named Executive Officers
     On August 24, 2007, the Compensation Committee approved corporate management business objectives to be used in determining fiscal year 2008 bonus awards for the executive officers of the Company. For fiscal 2008, the corporate management business objectives consist of:
•	Financial goals with respect to gross sales, net sales, and adjusted EBITDA; and

•	Strategic goals, including goals with respect to existing brand development, new product launches, pipeline developments, investor relations, exclusivity, production margins, inventory and capital expense management, and organization-building objectives.
     Payment of bonuses is based on the degree to which financial and strategic goals are attained. The Compensation Committee determines the amount of such bonuses based on both the individual’s achievement and Company’s achievement of objectives. Mr. Valentino’s 2008 bonus target is equal to 100% of his base salary. For all other named executive officers, the 2008 bonus target is equal to 50% of his or her base salary. Based on performance against the objectives, the actual bonus earned can range from 0% to 150% of the target.
Fiscal Year 2008 Base Salaries and Long-Term Incentive Grants for Named Executive Officers
     On August 24, 2007, the Compensation Committee also approved annual base salaries for fiscal year 2008 for the Company’s named executive officers and approved the grant of long-

term incentive awards to the Company’s named executive officers, as set forth in the following table.

				Target Award
				of Performance-
Named			Service-Based	Based
Executive	Fiscal 2008		Restricted Stock	Restricted Stock
Officer	Base Salary	Stock Options	Units	Units
Mr. Valentino	628,000	45,906	14,179	14,179
Mrs. O’Connor	353,600	23,392	7,225	7,225
Mr. Casale	395,200	27,778	8,579	8,579
Mr. Thievon	310,500	14,620	4,515	4,515
Mr. Riehemann	326,100	14,620	4,515	4,515
     The stock options, service-based restricted stock units and performance-based restricted stock units were granted under, and pursuant to the terms and conditions of, the Company’s 2005 Incentive Plan, as amended. The stock options have a term of ten years and an exercise price of $36.91, which was the closing price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the grant date, and will become exercisable as to one-third of the shares on each of the first, second and third anniversaries of the grant date.
     The service-based restricted stock units represent the right to earn, on a one-for-one basis, shares of the Common Stock based on continued service through the applicable vesting dates. The units will vest and payout in shares of Common Stock as to one-third of the units on each of the first, second and third anniversaries of the grant date, provided the grantee is still employed by the Company on the respective vesting dates.
     The performance-based restricted stock units represent the right to earn, on a one-for-one basis, shares of the Common Stock. Depending on the Company’s level of attainment of specified targets for average growth in earnings per share and net sales over the two year fiscal period beginning July 1, 2007 and ending June 30, 2009, the holder of a restricted stock unit award may earn 0% to 200% of the target award. One half of the units that are earned will pay out in shares of Common Stock at the end of the two-year performance period, and the other half will pay out in shares of Common Stock one year later, provided the grantee is still employed by the Company on that date.
     Copies of the forms of stock option certificate, service-based restricted stock unit award certificate and performance-based restricted stock unit award certificate for the equity awards discussed above are attached to this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
99.1	Form of Stock Option Certificate
99.2	Form of Service-Based Restricted Stock Unit Certificate
99.3	Form of Performance-Based Restricted Stock Unit Certificate*

*	Confidential portion of performance schedule is omitted but will be furnished to the SEC supplementally upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: August 30, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Form of Stock Option Certificate
99.2	Form of Service-Based Restricted Stock Unit Certificate
99.3	Form of Performance-Based Restricted Stock Unit Certificate*

*	Confidential portion of performance schedule is omitted but will be furnished to the SEC supplementally upon request.